UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

Atlas Growth Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 14, 2019, the audit committee of the board of directors of the general partner of Atlas Growth Partners, L.P. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. Grant Thornton’s reports on the Company’s financial statements as of and for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which such disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its reports. For the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period, there were no “reportable events” (defined below) requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

The registrant provided Grant Thornton with a copy of this current report prior to its filing and requested that Grant Thornton furnish to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this current report. Grant Thornton has furnished that letter, which letter is filed as Exhibit 16.1 hereto, and is incorporated by reference herein.

Effective as of June 14, 2019, the audit committee of the board of directors of the general partner of the Company approved and appointed Whitley Penn LLP (“Whitley Penn”) as the Company’s registered public accounting firm for the fiscal year ending December 31, 2019. During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim period, neither the Company nor anyone acting on its behalf consulted Whitley Penn regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that Whitley Penn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2019, 2019, Jamie Iglesias, age 43, was appointed Vice President, Accounting and Finance of Atlas Growth Partners GP, LLC (the “General Partner”), the general partner of Atlas Growth Partners, L.P. (the “Partnership”). Mrs. Iglesias has been the Director, Business Analysis of Titan Energy, LLC since September 2016, and before that, since June 2012, the Director, Business Analysis of Titan Energy’s predecessor, Atlas Resource Partners, L.P. Mrs. Iglesias was Controller of Titan Operating, LLC, a private equity-backed oil and gas company, from August 2008 to June 2012. Prior to that Mrs. Iglesias held positions in public accounting with Arthur Andersen and Rylander, Clay &

Optiz, as well as industry accounting experience with Fortson Oil Company. While in public accounting, Mrs. Iglesias managed audits for a diversified base of clients in the oil and gas industry. Mrs. Iglesias is a Certified Public Accountant.

Mrs. Iglesias replaces Matthew J. Finkbeiner, who resigned as the Chief Accounting Officer of the General Partner on May 1, 2019. The resignation was not the result of any disputes or disagreement with the General Partner, any matter related to the General Partner or the Partnership’s operations, policies or practices, the General Partner’s management or its Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter, dated as of June 14, 2019, from Grant Thornton LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 14, 2019

ATLAS GROWTH PARTNERS, L.P.

By: Atlas Growth Partners GP, LLC, its General Partner

/s/ Jeffrey M. Slotterback
Name:	Jeffrey M. Slotterback
Title:	Chief Financial Officer

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